                                                                   Exhibit 10.24

                                             BORROWERS: iDLX Technology Partners
                                                            Private Limited

                                                  GUARANTORS: eFunds Corporation


                       CONTINUING GUARANTY (MULTICURRENCY)
                       -----------------------------------


To:      Bank of America, N.A. and other
         subsidiaries or affiliates of
         Bank of America Corporation

         (1)      Definitions

                  (a) "Bank" means Bank of America, N.A. and any other subsidiary or affiliate of Bank of America Corporation which has extended or may hereafter extend credit to Borrowers.

                  (b) "Borrowers" means the persons or entities identified as such in Paragraph (2) below.

                  (c) "Guarantors" means the persons or entities signing this Guaranty as Guarantors.

                  (d) "Indebtedness" means any and all indebtedness of Borrowers to Bank under or in respect of the instruments or financial accommodations specified in Annex 1 hereto, including but not limited to any and all such advances, debts, obligations, and liabilities of Borrowers or any one or more of them, heretofore, now, or hereafter made, incurred or created thereunder, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become otherwise unenforceable.

                  (e) "Judgment Currency" means the currency in which any judgment on any claim arising under or related to this Guaranty is denominated.

                  (f) "Obligation Currencies" means the currencies in which the Indebtedness is denominated.

                  (g) The "U.S. Dollar Equivalent" of any amount denominated in any currency other than U.S. Dollars shall be calculated at the spot rate for the purchase of the other currency with U.S. Dollars quoted by Bank in San Francisco, California, at approximately 8:00 a.m. on the date for determination specified in this Guaranty.

                  (h) The "Indian Rupee Equivalent" of any amount denominated in any currency other than Indian Rupees shall be calculated at the spot rate for the purchase of the other currency with U.S. Dollars quoted by Bank in San Francisco, California at approximately 8:00 a.m. on the date for determination specified in this Guaranty.

         (2) For valuable consideration, Guarantors jointly and severally unconditionally guarantee payment when due to Bank or to an assignee in accordance with Paragraph 14, in the Obligation Currencies at the place for payment or, if payment at such place for payment is not at that time lawful or practicable, then at Bank's offices in San Francisco, California, of any and all Indebtedness of iDLX Technology Partners Private Limited, a private company limited by shares organized under the laws of India and having its registered office in the National Capitol Territory of New Delhi ("Borrowers") arising from the instruments or financial accommodations specified in Annex 1 hereto, provided to Borrowers by any Branch of Bank located in India.

         (3) (a) The liability of Guarantors under this Guaranty (exclusive of liability under any other guaranties executed by Guarantors) shall not exceed at any time the total of (i) the U.S. Dollar Equivalent on the date of this Guaranty of Ten Million U.S. Dollars (U.S. $10,000,000) in Indian Rupees for the sum of the principal amount of Indebtedness as of the date or dates such principal amount was loaned to or incurred by Borrowers, (ii) all interest, fees, payments, and indemnities relating to or arising out of the Indebtedness or such part of the Indebtedness as shall not exceed the foregoing limitation, and (iii) all reasonable costs and expenses of collection of the Indebtedness or enforcement of this Guaranty. Notwithstanding the provisions regarding limitation or notice of termination or revocation of liability contained herein, Guarantors agree that if the Board of Industrial and Financial Reconstruction in India ("BIFR") shall at any time acquire jurisdiction over the Borrowers and require Bank to lend additional amounts to Borrowers or vary the terms of any Indebtedness, Guarantors unconditionally guarantee the payment on demand of all Indebtedness arising therefrom or affected thereby. Guarantors' obligations under this Guaranty, as well as certain other obligations of Guarantors to Bank, shall be secured by a Security Agreement (Deposit Accounts) dated as of even date herewith given by Guarantor in favor of Bank and, in the effect that the provisions of the immediately preceding sentence become applicable, Guarantors shall, within three business days of request therefor by Bank, pledge additional collateral thereunder in the U.S. Dollar Equivalent amount of any increased amount of the Indebtedness.

                  (b) Except in the circumstances described in the second to last sentence of Paragraph 3(a) with respect to action taken by BIFR, Bank shall not permit the Indebtedness to exceed Guarantors' limits on liability expressed in Paragraph 3(a) without Guarantor's written consent but may apply any amounts received from any source, other than from Guarantors, to any unguaranteed portion of the Indebtedness. This is a continuing guaranty relating to any Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness or from time to time renew it after it has been satisfied.

                  (c) Any payment by Guarantors shall reduce their maximum obligation hereunder only to the extent that any payment constitutes a payment of principal, and only if written notice to the effect that the amount of principal paid reduces Guarantors' maximum obligation hereunder is actually received by Bank at or prior to the time of such payment. If such principal payment is made in a currency other than Indian Rupees, the amount of any reduction of Guarantors' maximum obligation hereunder shall be the lesser of: (i) the Indian Rupee Equivalent of such principal payment determined as of the date or dates the principal Indebtedness being paid was loaned to or incurred by Borrowers, or (ii) such Indian Rupee Equivalent as of the date such principal payment is made.

                  (d) The entry of any judgment against Guarantors of their obligations hereunder shall reduce their maximum obligation hereunder in an amount equal to the sum of the portion of the amount of such judgment representing principal amounts of Indebtedness denominated in Indian Rupees, and the lesser of: (i) the Indian Rupee Equivalent of each principal amount of Indebtedness denominated in an Obligation Currency other than Indian Rupees included in such judgment, determined as of the date or dates such amount was loaned to or incurred by Borrowers, or (ii) such Indian Rupee Equivalent determined as of the date of entry of such judgment.

         (4) (a) If any claim arising under or related to this Guaranty is reduced to a judgment denominated in a Judgment Currency other than the Obligation Currency, the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligation Currency (or each Obligation Currency, if more than one) included in the judgment, determined as of the date of entry of such judgment. The equivalent of any Obligation Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligation Currency with the Judgment Currency quoted by Bank in San Francisco, California, at approximately 8:00 a.m. on the date for determination specified above.

                  (b) Guarantors shall indemnify Bank against and hold Bank harmless from all loss and damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment (or, in the case of partial payments, the date of each partial payment) thereof. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Bank from time to time, and shall continue in full force and effect not-withstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

         (5) (a) Guarantors covenant that all payments under or in respect of this Guaranty are exempt from tax other than taxes on net income imposed by the country or any subdivision of the country in which Bank's principal office or actual lending office is located.

                  (b) (i) If any taxes (other than taxes on net income (A) imposed by the country or any subdivision of the country in which Bank's principal office or actual lending office is located and (B) measured by the United States taxable income Bank would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by Guarantors' country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this paragraph, Guarantors shall pay all such taxes and shall also pay to Bank, on demand, all additional amounts which Bank specifies as necessary to preserve the after-tax yield Bank would have received if such taxes had not been imposed; provided, however, that the after-tax yield to Bank after payment of such amounts shall not exceed the after-tax yield which Bank would have received if no payments had been made under this Guaranty and Borrowers had fully and timely paid the Indebtedness with respect to which the payments under this Guaranty may be made.

                           (ii) The additional amounts necessary to preserve the
                  after-tax yield Bank would have received if such taxes had not been imposed shall be calculated pursuant to the formula:

                                           (w)(t)(i)
                                    y = -----------
                                            1-w-t

                           where the terms are defined as follows:

                                    y = additional payment to be made to Bank

                                    w = withholding tax rate levied by foreign
                                        government

                                    t = Bank's combined Federal and state tax
                                        rate

                                    i = stated interest to be paid on
                                        Indebtedness
                                        (base rate plus quoted spread)

                                    1 = one

                  (c) Guarantors will provide Bank with original tax receipts, notarized copies of tax receipts, or such other documentation as will prove payment of tax in a court of law applying the United States Federal Rules of Evidence, for all taxes paid by Guarantors pursuant to subparagraph (b) above. Guarantors will deliver receipts to Bank within 30 days after the due date for the related tax.

         (6) The obligations hereunder are joint and several, and independent of the obligations of Borrowers, and shall not be affected by any acts of any governmental authority affecting Borrowers, including but not limited to any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of Borrowers' property, or by economic, political, regulatory, or other events in the countries where Borrowers are located. A separate action or actions may be brought and prosecuted against Guarantors whether action is brought against Borrowers or whether Borrowers be joined in any such action or actions; and Guarantors waive the benefit of any statute of limitations affecting Borrowers' liability in respect of the Indebtedness.

         (7) Guarantors authorize Bank, without notice or demand and without affecting their liability hereunder, from time to time, either before or after revocation hereof, to (a) renew, compromise, extend, accelerate, or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) receive and hold security for the payment of this Guaranty or any of the Indebtedness, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (c) apply such security and direct the order or manner of sale thereof as Bank in its discretion may determine; and (d) release or substitute any one or more of the endorsers or guarantors.

         (8) Guarantors waive any right to require Bank to (a) proceed against Borrowers; (b) proceed against or exhaust any security held from Borrowers; or
(c) pursue any other remedy in Bank's power whatsoever. Other than full and indefeasible payment of the Indebtedness,

Guarantors waive any defense arising by reason of any disability or other defense of Borrowers, or the cessation from any cause whatsoever of the liability of Borrowers, or any claim that Guarantors' obligations exceed or are more burdensome than those of Borrowers. Until the Indebtedness shall have been paid in full, even though the Indebtedness is in excess of Guarantors' liability hereunder, Guarantors waive any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) with respect to the Indebtedness including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guaranty, and Guarantors waive any right to enforce any remedy which Bank now has or may hereafter have against Borrowers with respect to the Indebtedness and waive any benefit of, and any right to participate in, any security which secures the Indebtedness now or hereafter held by Bank. Guarantors waive all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Indebtedness.

         (9) (a) Guarantors waive any rights and defenses that are or may become available to Guarantors as against Bank under this Guaranty by reason of Sections 2787 to 2855, inclusive, of the California Civil Code; and Guarantors acknowledge and agree that Bank is relying on this waiver in creating the Indebtedness, and that this waiver is a material part of the consideration which Bank is receiving for creating the Indebtedness.

                  (b) No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

         (10) Guarantors acknowledge and agree that they shall have the sole responsibility for obtaining from Borrowers such information concerning Borrowers' financial conditions or business operations as Guarantors may require, and that Bank has no duty at any time to disclose to Guarantors any information relating to the business operations or financial conditions of Borrowers.

         (11) This Guaranty may be revoked at any time by Guarantors in respect to future transactions, unless there is a continuing obligation or commitment by Bank to provide financial accommodations, that would constitute Indebtedness subject to this Guaranty, to Borrowers in respect of such transactions which Borrowers and Guarantors do not renounce. Such revocation shall be effective upon actual receipt by Bank, at the address shown below or at such other address as may have been provided to Guarantors by Bank, of written notice of revocation. Revocation shall not affect any of Guarantors' obligations or Bank's rights with respect to transactions which precede Bank's receipt of such notice, regardless of whether or not the Indebtedness related to such transactions, before or after revocation, has been renewed, compromised, extended, accelerated, or otherwise changed as to any of its terms, including time for payment or increase or decrease of the rate of interest thereon, and regardless of any other act or omission of Bank authorized hereunder. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrowers to Bank is rescinded or must be returned by Bank to Borrowers or if BIFR should acquire jurisdiction over Borrowers, this Guaranty shall be reinstated with respect to (and to the extent of) any such payment or transfer or with respect to Indebtedness incurred at the direction of BIFR while Borrowers are subject to BIFR jurisdiction, regardless of any such prior revocation, return, or cancellation.

         (12) Where any one or more of Borrowers are corporations, partnerships, or limited liability companies, it is not necessary for Bank to inquire into the powers of Borrowers or of the officers, directors, partners, members, managers, or agents acting or purporting to act on their behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         (13) Intentionally Omitted.

         (14) Bank may, without notice to Guarantors and without affecting Guarantors' obligations hereunder, assign this Guaranty only if and when it assigns the Indebtedness, in whole or in part. Guarantors agree that Bank may disclose to any such assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Indebtedness any and all information in Bank's possession concerning Guarantors, this Guaranty, and any security for this Guaranty.

         (15) Guarantors agree to pay all reasonable attorneys' fees, including allocated costs of Bank's in-house counsel, and all other reasonable costs and expenses which may be incurred by Bank (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Bank in any case commenced by or against Guarantors under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

         (16) Where there is but a single Borrower, or where a single Guarantor executes this Guaranty, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, the words "Borrowers" and "Guarantors" respectively shall mean all and any one or more of them.

         (17) This Guaranty shall be governed by and construed according to the laws of the State of California, United States of America. Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in San Francisco, California, in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by Bank in connection with such action or proceeding shall be binding on Guarantor if received in the office of the General Counsel of Guarantor at its address specified below. TO THE FULL EXTENT ALLOWED BY APPLICABLE LAW, GUARANTOR AND BANK EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS GUARANTY.

         Executed as of this 29th day of September, 2000.



                                             eFunds Corporation

                                             By: /s/ Paul H. Bristow
                                                 ------------------------------
                                             Name: Paul H Bristow
                                                   ----------------------------
                                             Title: EVP & CFO
                                                    ---------------------------

                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------

Address for notices to Bank:                Address for notices to Guarantors:

Bank of America, N.A.                       eFunds Corporation
555 California Street, 12th Floor           7272 East Indian School Road
Mail Code CA5-705-12-01                     Suite 420
San Francisco, CA  94104                    Scottsdale, AZ  82521
Attention: Ken Beck                         Attention: Ray Martin
                                                       ------------------------
Telephone: 415.953.5753                     Telephone: (602) 659 - 2136
Fax: 415.622.4585                           Fax: (602) 659 - 2132

                                                              September 29, 2000

                                     ANNEX 1
                                     -------

to Continuing Guaranty (Multicurrency) dated as of September 29, 2000 (the "Guaranty"), given by eFunds Corporation to Bank of America, N.A..

1. Promissory notes in the form attached hereto made from time to time by Borrowers prior to, on or after the date of the Guaranty and prior to October 1, 2001.

2. Letters of credit or similar instruments such as bank guarantees issued, amended or extended by Bank from time to time for the account of Borrowers prior to, on or after the date of the Guaranty and prior to October 1, 2001, and related reimbursement or indemnity agreements given by Borrowers to Bank.

                               SECURITY AGREEMENT
                               (Deposit Accounts)

         This Security Agreement (Deposit Accounts) (this "Agreement") is made as of September 29, 2000 by and between eFunds Corporation, a Delaware corporation (the "Pledgor") and Bank of America, N.A. (the "Bank").

                  1. Grant of Security Interest. As security for any and all Indebtedness (as defined below), the Pledgor hereby irrevocably and unconditionally grants a security interest in and assigns and transfers the Deposit Accounts (as defined below) to the Bank.


                  2. Indebtedness. "Indebtedness" means all debts, obligations or liabilities, now or hereafter existing, absolute or contingent, whether voluntary or involuntary, due or not due, incurred directly or indirectly, of the Pledgor to the Bank under, arising out of or in connection with that certain Continuing Guaranty (Multicurrency) of even date herewith given by the Pledgor to the Bank (as it may be amended, restated, supplemented, extended or replaced, the "Guaranty"), and all obligations or liabilities of the Pledgor to the Bank hereunder.

                  3. Deposit Accounts. For purposes of this Agreement, "Deposit Accounts" means the following deposit account(s) opened by the Pledgor with the Bank, along with any deposit account(s) opened by the Pledgor with the Bank and pledged pursuant to paragraph 16 of this Agreement, any renewals or rollovers thereof, any proceeds thereof (including without limitation any interest paid thereon), and any general intangibles and choses in action arising therefrom or related thereto:

Deposit Account   Open or Issue    Current Principal
    Number            Date              Amount          Current Maturity Date
---------------   -------------    -----------------    ---------------------
  12331-01953        9/29/00          $10,000,000             12/28/00


                  4. No Other Security Interests. The Pledgor hereby represents and warrants to the Bank that it owns each of the Deposit Accounts free and clear of any and all liens, encumbrances, or interests of any third parties other than the security interest of the Bank.

                  5. Withdrawals; Renewals; Rollovers. The Pledgor shall not withdraw funds from the Deposit Accounts without the Bank's prior written consent. The Pledgor agrees that, upon maturity of any Deposit Account with a maturity date, such Deposit Account shall be renewed at the Bank's then prevailing rate of interest for successive ninety (90) day periods (or such other time period as may be agreed by the Bank and the Pledgor).

                  6. Certificates. Upon the Bank's request, the Pledgor shall deliver any certificate evidencing any of the Deposit Accounts to the Bank, duly endorsed over to the Bank as necessary.

                  7. Interest Payments. Notwithstanding the Bank's security interest in the proceeds of the Deposit Accounts, the Bank will continue to pay to the Pledgor any interest accruing thereunder until the occurrence of an Event of Default under this Agreement.

                  8. Costs. All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by the Bank in exercising any right, power or remedy conferred by this Agreement or in the enforcement thereof, shall become a part of the Indebtedness secured hereunder and shall be paid to the Bank by the Pledgor immediately and without demand, with interest thereon at an annual rate equal to the highest rate of interest of any Indebtedness secured by this Agreement. Such costs and attorneys' fees shall include, without limitation, the allocated cost of in-house counsel.

                  9. Events of Default. At the option of the Bank and without necessity of demand or notice, all or any part of the Indebtedness shall immediately become due and payable irrespective of any agreed maturity upon the happening of any of the following events ("Events of Default"); provided, however, that all Indebtedness automatically shall become immediately due and payable if a bankruptcy petition is filed with respect to the Pledgor (in the event of an involuntary proceeding, after the expiration of the 60-day period described in clause (d) below): (a) failure to keep or perform any of the terms or provisions of this Agreement; (b) failure to keep or perform any of the terms or provisions of the Guaranty; (c) the levy of any attachment, execution or other process against any of the collateral; (d) the death, insolvency, failure in business, commission of an act of bankruptcy, general assignment for the benefit of creditors, filing of any petition in bankruptcy or for relief under the provisions of the Bankruptcy Code or any similar law, of, by, or against the Pledgor or the Borrower, each as defined in the Guaranty, and, in the case of an involuntary bankruptcy or similar involuntary proceeding, the petition shall not have been dismissed within 60 days of such filing; and (e) the Bank shall not have received from the Pledgor, on or before October 27, 2000, (i) a copy of resolutions of the Board of Directors of the Pledgor authorizing and ratifying the execution, delivery and performance of the Guaranty, this Agreement and the grant of the security interest created hereby, and all other documents contemplated thereby and hereby, certified by the Secretary or an Assistant Secretary of the Pledgor, and (ii) a certificate of the Secretary or Assistant Secretary of the Pledgor certifying the names and true signatures of the officers of the Pledgor authorized to execute and deliver the Guaranty, this Agreement, and all other such documents.

                  10. Remedies. Upon the occurrence and during the continuance of any Event of Default, the Bank may then exercise as to the Deposit Accounts all of the rights, powers and remedies of an owner and all of the rights, powers and remedies of a secured party under the California Uniform Commercial Code and other laws and may exercise any rights of setoff, without notice, against any funds in any Deposit Account.

                  11. Transfer of Collateral. Upon the transfer of all or any part of the Indebtedness, the Bank may transfer all or any part of the collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such collateral so transferred, and the transferee shall be vested with all the rights and powers of the Bank hereunder with respect to such collateral so transferred; but with respect to any collateral not so transferred the Bank shall retain all rights and powers hereby given.

                  12. Other Rights. The rights, powers and remedies given to the Bank by this Agreement shall be in addition to all rights, powers and remedies given to the Bank by virtue of any statute or rule of law. Any forbearance or failure or delay by the Bank in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Bank shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by the Bank.

                  13. Pledgor's Chief Executive Office; Jurisdiction of Incorporation. The Pledgor represents and warrants that its chief executive office is located in the state specified on the signature page hereof and that its jurisdiction of incorporation is Delaware. The Pledgor agrees to give the Bank at least thirty (30) days notice before changing the state in which the Pledgor's chief executive office is located or the state in which it is incorporated.

                  14. Termination. This Agreement shall remain in full force and effect until all the Guaranty has terminated in accordance with its terms and the Indebtedness has been indefeasibly paid in full.

                  15. California Law; Jurisdiction; Service of Process; Waiver of Jury Trial. This Agreement shall be governed by and construed according to the laws of the State of California, United States of America. The Pledgor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in San Francisco, California, in any action or proceeding arising out of or relating to this Agreement, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by the Bank in connection with such action or proceeding shall be binding on the Pledgor if received in the office of the General Counsel of the Pledgor at its address specified below. TO THE FULL EXTENT ALLOWED BY APPLICABLE LAW, THE PLEDGOR AND THE BANK EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS SECURITY AGREEMENT.

                  16. Pledge of Additional Collateral. As required by the Bank pursuant to paragraph 3(a) of the Guaranty or as otherwise agreed to by the Bank and the Pledgor, additional deposit account(s) opened by the Pledgor with the Bank shall be pledged by the Pledgor as collateral hereunder pursuant to a supplement hereto in the form of Annex 1.


         IN WITNESS WHEREOF, the parties have executed this Agreement by their authorized officers as of the date first above written.


Pledgor:

eFunds Corporation

By: /s/ Paul H. Bristow
    ---------------------------------------
Name: Paul H. Bristow
      -------------------------------------
Title: EVP & CFO
       ------------------------------------

By:
    ---------------------------------------
Name:
      -------------------------------------
Title:
       ------------------------------------

Address:

7272 East Indian School Road
Suite 420
Scottsdale, AZ  85231
Attention: Paul H. Bristow
Telephone: 602.659.2501
Facsimile: 602 659 2132

Bank:

Bank of America, N.A.


By: /s/ Kevin C. Leader
    ---------------------------------------
Name: Kevin C. Leader
      -------------------------------------
Title: Managing Director
       ------------------------------------

Address:

555 California Street, 12th Floor
Mail Code CA5-705-12-01
San Francisco, CA  94104-1503
Attention: Ken Beck
Telephone: 415.953-5753
Facsimile: 415.622-4585

                                     Annex 1

                                     Form of

                        Supplement to Security Agreement

         This Supplement to Security Agreement (this "Supplement") is made as of ___________, 200_ by and between eFunds corporation, a Delaware corporation (the "Pledgor") and Bank of America, N.A. (the "Bank").

         A. The Pledgor and the Bank entered into a Security Agreement (Deposit Accounts) dated as of September 29, 2000 (the "Security Agreement").

         B. Pursuant to paragraph 16 of the Security Agreement, the Pledgor is pledging additional deposit account(s) maintained at the Bank for purposes of securing the Indebtedness (capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Security Agreement).

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. As security for any and all Indebtedness, the Pledgor hereby irrevocably and unconditionally grants a security interest in and assigns and transfers the Additional Deposit Accounts (as defined below) to the Bank.

                  2. For purposes of this Supplement, "Additional Deposit Accounts" means the following deposit account(s) opened by the Pledgor with the Bank, any renewals or rollovers thereof, any proceeds thereof (including without limitation any interest paid thereon), and any general intangibles and choses in action arising therefrom or related thereto:

Deposit Account   Open or Issue    Current Principal
    Number            Date              Amount          Current Maturity Date
---------------   -------------    -----------------    ---------------------


                  3. The Additional Deposit Accounts shall for all purposes be deemed to be "Deposit Accounts" under the Security Agreement and shall be subject to the covenants, restrictions, terms and provisions of the Security Agreement. The Pledgor makes the same representations as to itself and the Additional Deposit Accounts as are set forth in the Security Agreement.

                  4. Except as supplemented hereby, the Security Agreement remains in full force and effect, without defense, offset or counterclaim. This Supplement shall be deemed incorporated into, and a part of, the Security Agreement, and all references therein to the "Agreement" shall refer to the Security Agreement as supplemented hereby. This Supplement shall be governed by the laws of the State of California.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their authorized officers as of the date first above written.


Pledgor:

eFunds Corporation

By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

Bank:

Bank of America, N.A.


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------